UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): July 6, 2020

Calyxt, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38161	27-1967997
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Mount Ridge Road

Roseville, MN 55113-1127

(Address and zip code of principal executive offices)

(651) 683-2807

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	CLXT	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 6, 2020, André Choulika, Ph.D. notified Calyxt, Inc. (the “Company”) of his decision to retire from his position as Chairman of the Company’s Board of Directors (the “Board”) and as a director of the Company, effective immediately. Dr. Choulika’s decision to retire is not because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Board has appointed Yves J. Ribeill, Ph.D., as Chairman of the Board, effective immediately.

On July 6, 2020, Cellectis S.A. (“Cellectis”), our majority stockholder, notified the Company that pursuant to the Stockholders Agreement, dated as of July 25, 2017, and subsequently amended on May 7, 2018 (the “Stockholders Agreement”) between Cellectis and the Company, Cellectis had designated Laurent Arthaud to serve as a member of the Board. The Board has appointed Mr. Arthaud as a director, effective immediately.

Mr. Arthaud previously served as a member of the Company’s Board from July 2017 to May 2019 and has served as a member of Cellectis’ board of directors since 2011. Mr. Arthaud has been the Managing Director of Life Sciences and Ecotechnologies for Bpifrance Investissement (formerly CDC Enterprises, a subsidiary of Caisse des Dépôts) since 2012. Mr. Arthaud is a graduate of the École Polytechnique and the École Nationale de Statistique et d’Administration Économique.

Mr. Arthaud is expected to enter into an indemnification agreement and will be entitled to receive compensation in accordance with the Company’s standard arrangements for non-employee directors, each as described in the Company’s annual proxy statement filed with the Securities and Exchange Commission on April 9, 2020.

Because of his status as a director of Cellectis, the Board determined that Mr. Arthaud is not independent under the independence standards of the NASDAQ and Rule 10A-3 under the Securities Exchange Act of 1934, as amended. Mr. Arthaud does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On July 6, 2020, Calyxt issued a press release announcing the changes to the Company’s Board.

The information in Item 7.01 of this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing, regardless of any general incorporation language in any such filing, unless the Company expressly sets forth in such filing that such information is to be considered “filed” or incorporated by reference therein. The furnishing of this information will not be deemed an admission as to the materiality of any information contained herein.

Item 9.01.	Financial Statements and Exhibits.

d. Exhibits

Exhibit Number	Description

99.1	Press Release of Calyxt, Inc. dated July 6, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Calyxt, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 6, 2020

CALYXT, INC

By:	/s/ James A. Blome
Name:	James A. Blome
Title:	Chief Executive Officer